Exhibit 99.2 INFORMATION IN THE COMPANY'S PRESENTATION
Below is the Company's estimate of the size of the markets in which it participates and its estimated share of such markets, for calendar year 2014 ($ in billions).

	Reserve Power Product Line	Motive Power Product Line	Total

Total Market	$6.2	$3.6	$9.8
EnerSys Share of Relevant Market	16%	34%	22%

Geographic Split of Relevant Market
Americas	24%	37%	29%
EMEA (includes Europe, Middle East & Africa)	23%	44%	31%
Asia	53%	19%	40%

Split of Relevant Market by End-markets
Telecom	49%	—	31%
Uninterruptible Power Systems (UPS)	28%	—	18%
Reserve Other	23%	—	15%
Forklift Trucks	—	89%	32%
Motive Other	—	11%	4%

Regional Markets and Shares
Americas			$2.8
EnerSys share of relevant market			38%

EMEA (includes Europe, Middle East & Africa)			$3.0
EnerSys share of relevant market			30%

Asia			$4.0
EnerSys share of relevant market			6%

Below is the Company's fiscal year 2015 sales and the percent of sales split by product line, geographic region and end market ($ in billions):

	Reserve Power Product Line	Motive Power Product Line	Total

Net Sales	$1.25	$1.25	$2.50
Geographic split:
Americas			53%
EMEA (includes Europe, Middle East & Africa)			38%
Asia			9%

Split by End-markets:

Telecom	36%	—	18%
Uninterruptible Power Systems (UPS)	23%	—	12%
Reserve Other	41%	—	20%

Total Reserve Power	100%		50%

Forklift Trucks	—	88%	44%
Motive Other	—	12%	6%

Total Motive Power		100%	50%